Exhibit 99.1

SiTime to Acquire Renesas’ Timing Business

•	Acquired Business Expected to Generate $300 Million in Revenue in 12 Months Post-Close, with 70% Gross Margin

•	High-Growth AI Datacenter-Comms Represents ~75% of Acquired Revenue

•	Accelerates SiTime’s Path to $1 Billion of Revenue as the Premier Pure-Play Precision Timing Company

•	Signed Partnership MOU to Explore SiTime’s MEMS Resonator Integration in Renesas’ Embedded Computing

•	SiTime Conference Call Today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

SANTA CLARA, CALIF., and TOKYO, JAPAN – Feb. 04, 2026 PST / Feb. 05, 2026 JST – SiTime Corporation (Nasdaq: SITM) (“SiTime” or the “Company”), the Precision Timing company, and Renesas Electronics Corporation (TSE: 6723) (“Renesas”), a premier supplier of advanced semiconductors, today announced that SiTime and Renesas’ consolidated subsidiary, Renesas Electronics America Inc., have signed a definitive agreement whereby SiTime will acquire certain assets related to Renesas’ timing business. The acquisition accelerates SiTime’s path to $1 billion of revenue as the premier pure-play Precision Timing company with an industry leading portfolio to fully meet customers’ needs for high-performance timing products. Additionally, the companies have signed a partnership MOU to explore SiTime’s MEMS resonator integration into Renesas’ embedded computing products.

Rajesh Vashist, chairman and CEO of SiTime, said, “This acquisition is a monumental milestone toward fulfilling our vision to transform the timing market and solve our customers’ toughest timing challenges. With Renesas’ timing business, we will increase our clocking portfolio by more than 10x and extend our reach in the fastest growing applications in the timing market, including comms, enterprise and datacenter. Notably, these applications are expected to represent more than 60% of SiTime’s revenue, post-acquisition. We are confident that the acquisition will deliver exceptional value for our shareholders as we build on our strong record of financial performance as underscored by our 2025 results announced today.”

The business being acquired is the preeminent brand in clocking with a 30-year legacy of highly differentiated clocking products and an enviable financial profile. It has delivered sustained financial performance of approximately 70% gross margin. It serves over 10,000 customers, with nearly 75% of revenue in the AI-Datacenter-Comms segment and the remainder in industrial and automotive. In the 12 months following the close of the transaction, the business is expected to generate $300 million in revenue, catalyzed by SiTime’s sales and go-to-market expertise.

Hidetoshi Shibata, CEO of Renesas, said, “This transaction allows Renesas to sharpen its focus on embedded compute leadership while ensuring our customers have access to SiTime’s cutting-edge MEMS timing technology. We look forward to exploring opportunities for strategic collaboration with SiTime to deliver integrated solutions that power the next generation of intelligent devices that demand performance and efficiency. This milestone is another step forward toward our 2035 Aspiration and becoming a top-three embedded semiconductor solution supplier. Throughout this process, we remain fully committed to supporting our employees, customers and partners and ensuring a smooth transition.”

Rajesh Vashist, CEO of SiTime continued, “One of SiTime’s strategies is to integrate our resonators into MCUs and power management ICs, among other SoCs, to provide size, performance and power benefits to semiconductor companies. We are excited about the additional value that could be created for customers and the start of this multi-year revenue opportunity for SiTime.”

SiTime’s Titan MEMS resonators uniquely enable integration where the bare die can be combined with Renesas’ MCU or SoC die into a single package. This eliminates the complications associated with having the resonator on the system board and also saves space and simplifies design. The resulting next-generation products could unlock new possibilities in many applications in AI datacenters, industrial equipment including robots, ADAS systems in cars, and wearables, where performance, energy efficiency and miniaturization are critical.

Post-Acquisition Benefits for SiTime

With the acquisition of assets related to Renesas’ timing business, SiTime is substantially increasing its scale across its customer and product portfolio and strengthening its financial profile.

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Broad, Long-Standing, World-Class Customer Relationships: The business being acquired has, over three decades, become a trusted partner to over 10,000 customers. Post-acquisition, SiTime’s customers will include the top ten cloud hyperscalers, the top seven AI server leaders, the top ten enterprise, networking and communications equipment vendors, best-in-class automotive OEMs and Tier 1s and the top mobile-IoT-consumer leaders. The acquired business’ diverse customer base provides a significant new opportunity for SiTime to sell its differentiated MEMS oscillators.

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Highly Complementary and Differentiated Products: With this acquisition, SiTime will gain highly complementary clocking products, such as clock generators, buffers, network synchronizers and jitter attenuators. Combining SiTime’s differentiated MEMS oscillators with this clocking technology will enhance SiTime’s ability to serve high performance applications, such as datacenter switches, SmartNICs, routers and humanoid robots.

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Premier Brands for High Performance, High Reliability and Premium Support: SiTime, with its oscillator portfolio and Renesas’ clocking portfolio, will create a timing leader that is solely focused on and perfecting high-performance, precision timing solutions. In a time of shorter design cycles, customers are expected to benefit from SiTime’s resilient performance, reliability, flexibility and design simplification.

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Scaled Revenue, Accelerated Margins and Accretive to Earnings Per Share: In addition to accelerating SiTime’s path to $1 billion of revenue, the acquisition is expected to expedite SiTime’s progress toward the upper end of its 60 - 65% gross margin target while maintaining its targeted long-term annual revenue growth rate of 25 - 30%. The acquisition is expected to be accretive to SiTime’s non-GAAP earnings per share in the first year post-close.

Transaction Details

Under the terms of the asset purchase agreement, SiTime will acquire certain assets related to Renesas’ timing business for $1.5 billion in cash and approximately 4.13 million shares of common stock, $0.0001 par value per share of SiTime, subject to a potential adjustment and a collar determined by the 10-day volume weighted average price (“VWAP”) as of three trading days prior to the execution of the asset purchase agreement. The stock consideration will be paid in the form of newly issued SiTime common stock based on SiTime’s 10-day VWAP as of three trading days prior to closing, subject to a floor price of $308.6686 and a ceiling price of $417.6104.

SiTime intends to fund the cash consideration with cash on hand and $900 million of fully committed debt financing from Wells Fargo Bank, N.A. SiTime’s strong cash flows, including following the closing of the transaction, are expected to support rapid de-levering to less than 2x within 24 months post-close. The transaction is not subject to any financing conditions.

The SiTime and Renesas boards of directors have each unanimously approved the acquisition, which is expected to close by the end of 2026, subject to customary closing conditions and regulatory approvals.

Hidetoshi Shibata, CEO of Renesas, will join SiTime’s Board of Directors after the close of the transaction.

Advisors

Qatalyst Partners is serving as financial advisor to SiTime in connection with the transaction, Cooley LLP is serving as legal counsel and Joele Frank is serving as strategic communications advisor. Wells Fargo Bank, N.A. is providing committed debt financing for the transaction. J.P. Morgan is serving as financial advisor to Renesas and Sidley Austin LLP is serving as legal counsel.

SiTime Conference Call and Fourth Quarter and Fiscal Year 2025 Results

SiTime separately announced financial results for the fourth quarter and financial year ended December 31, 2025. The Company will hold a conference call today, February 4, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss this acquisition, the Company’s financial results and Q1 2026 outlook. A presentation related to the acquisition is available in the Events section of SiTime’s Investor Relations website.

Analysts and investors are invited to attend the conference call using the following information:

Live webcast: Click Here

Register for dial-in number: Register Here

Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call. A live audio webcast of the conference call will also be available and archived for approximately 90 days in the Events section of SiTime’s Investor Relations website.

About SiTime

SiTime is the Precision Timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With more than 4 billion devices shipped, SiTime is changing the timing industry. For more information, visit http://www.sitime.com.

About Precision Timing – Timing is the heartbeat of all electronics, ensuring performance, resilience and scalability. For decades, quartz devices, non-silicon technology, have kept systems in sync, but they struggle in harsher, more demanding environments. MEMS-based Precision Timing delivers greater accuracy, smaller size and resilience. Today, MEMS timing powers over 400 applications, including high-growth ones in AI datacenters, automated driving, industrial and humanoid robots, wearables and IoT.

About Renesas Electronics Corporation

Renesas Electronics Corporation (TSE: 6723) empowers a safer, smarter and more sustainable future where technology helps make our lives easier. A leading global provider of microcontrollers, Renesas combines our expertise in embedded processing, analog, power and connectivity to deliver complete semiconductor solutions. These Winning Combinations accelerate time to market for automotive, industrial, infrastructure and IoT applications, enabling billions of connected, intelligent devices that enhance the way people work and live. Learn more at renesas.com. Follow us on LinkedIn, Facebook, X, YouTube, and Instagram.

Forward-Looking Statements

The information set forth in this press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which include information concerning the structure, timing, and completion of the proposed transaction, the Company’s cash position and business strategy following the closing of the transaction and cash runway, the Company’s plans, objectives, goals, strategies, future revenues, financial position, capital expenditures; the anticipated timing of closing and other information that is not historical information. Forward-looking statements can be identified by words such as “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will,” and variations of such words or similar expressions. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained herein. These include, but are not limited to: the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions, the timing of closing thereof, unexpected costs, charges or expenses resulting from the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, and the Company’s ability to realize the anticipated benefits of the transactions described herein. Numerous other factors, many of which are beyond the Company’s control could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

SiTime Contacts

Investor Relations

Shelton Group

Leanne Sievers | Brett Perry

sitm-ir@sheltongroup.com

SiTime Corporation

Beth Howe

Chief Financial Officer

investor.relations@sitime.com

Media Relations

SiTime Corporation

Simone Souza

ssouza@sitime.com

Green Flash Media

Donna St. Jean Conti

donna@gflashmedia.com

Renesas Contacts

Investor Relations

+81 3-6773-3002

Tomohiko Sato

ir@renesas.com

Media Relations

+81 3-6773-3001

Hideharu Fujimori

pr@renesas.com